Exhibit 23.1



                     CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
AmerUs Life Holdings, Inc.:

We consent to the use of our report dated February 10, 1997, appearing in the Annual Report on Form 10-K of AmerUs Life Holdings, Inc. for the year ended December 31, 1996 incorporated by reference in the Post-Effective Amendment No. 2 to Form S-4 Registration Statement on Form S-8
Registration Statement of AmerUs Life Holdings, Inc.



                          KPMG Peat Marwick LLP


Des Moines, Iowa
December 19, 1997